Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of WPT Enterprises, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Steven Lipscomb, Chief Executive Officer of the Company, and Scott A. Friedman, Chief Financial Officer of the Company does each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to each of their knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 15, 2007	/s/ STEVEN LIPSCOMB
Steven Lipscomb
Founder, Chief Executive Officer and President
Dated: March 15, 2007	/s/ SCOTT A. FRIEDMAN
Scott A. Friedman
Chief Financial Officer and Treasurer

[A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.]